SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2011

Emclaire Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)

612 Main Street, Emlenton Pennsylvania 16373
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 867-2311

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Issuance of Preferred Stock Under Small Business Lending Fund. On August 18, 2011, Emclaire Financial Corp. (the “Company”) entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Treasury”), pursuant to which the Company issued to the Treasury 10,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation amount equal to $1,000 per share, for a total purchase price of $10,000,000. The Purchase Agreement was entered into, and the Series B Preferred Stock was issued, pursuant to the Small Business Lending Fund program, a $30 billion fund established under the Small Business Jobs Act of 2010, that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The holder of the Series B Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QBSL” (as defined in the Purchase Agreement) by the Company’s wholly owned subsidiary, the Farmers National Bank of Emlenton (the “Bank”). Based upon the increase in the Bank’s level of QBSL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period has been set at five percent (5%). For the second through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change in the Bank’s level of QBSL. If the level of the Bank’s qualified small business loans increases as compared to the baseline level then the dividend rate payable on the Series B Preferred Stock will decrease.  For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QBSL as compared to the baseline. After four and one half years from issuance, the dividend rate will increase to 9% (including a quarterly lending incentive fee of  0.5%).

The Series B Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors. In the event that the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the Series B Preferred Stock is at least $25,000,000, then the holder of the Series B Preferred Stock will have the right to designate two directors to the Board of Directors of the Company.

The Series B Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The Series B Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series B Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement. The Series B Preferred Stock is not subject to any contractual restrictions on transfer.

A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein. A copy of the Statement With Respect to Shares for the Series B Preferred Stock is attached as Exhibit 3.1 hereto and incorporated by reference herein

Redemption of Series A Preferred Stock.  On August 18, 2011, the Company entered into and consummated a letter agreement (the “Repurchase Letter”) with the United States Department of the Treasury, pursuant to which the Company redeemed, out of the proceeds of the issuance of the Series B Preferred Stock, all 7,500 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (the “Series A Preferred Stock”) issued in December 2008 pursuant to the Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program (“TARP”), for a redemption price of $7,504,167, including accrued but unpaid dividends to the date of redemption.

The Treasury also holds a warrant (the “Warrant”) to purchase 50,111 shares of the Company’s common stock at an exercise price of $22.45 per share. Under the terms of the Repurchase Letter, if the Company does not provide notice of intent to repurchase the Warrant by September 2, 2011, Treasury will be deemed to have provided the Company notice of its intention to sell the Warrant. The Company has not reached a final determination with respect to the repurchase of the Warrant.

A copy of the Repurchase Letter is included as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 under the caption “Issuance of Preferred Stock Under Small Business Lending Fund” is incorporated by reference under this Item.

Item 3.03	Material Modification of Rights of Security Holders

The terms of the Series B Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock. Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Statement With Respect to Shares relating to the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (the “Tier 1 Dividend Threshold”). The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 16, 2011, the Company filed the Statement With Respect to Shares to the Company’s Amended and Restated Articles of Incorporation with the Pennsylvania Department of State for the purpose of designating the terms, preferences, limitations and relative rights of the Series B Preferred Stock. A copy of the Statement With Respect to Shares for the Series B Preferred Stock is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01	Other Events

On August 17, 2011, the Company issued a press release regarding the declaration of its quarterly dividend on the common stock, a copy of which is included as Exhibit 99.1 and incorporated by reference herein.

On August 18, 2011, the Company issued a press release regarding the issuance of the Series B Preferred Stock and the repurchase of the Series A Preferred Stock, a copy of which is included as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
3.1	Statement With Respect to Shares for the Series B Preferred Stock
10.1	Securities Purchase Agreement, dated August 18, 2011 between the Company and the Secretary of the Treasury, with respect to the Series B Preferred Stock
10.2	Repurchase Letter, dated August 18, 2011, between the Company and the United States Department of the Treasury, with respect to the Series A Preferred Stock
99.1	Press Release, dated August 17, 2011
99.2	Press Release, dated August 18, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

	By:	/s/ William C. Marsh
William C. Marsh, President and Chief Executive Officer

Dated: August 19, 2011